                                                                    Exhibit 99.2


         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Combined Financial Information is based on the historical consolidated financial statements of Bay View Capital Corporation and Subsidiaries ("Bay View") and America First Eureka Holdings, Inc. and Subsidiary ("AFEH") and has been prepared to illustrate the effect of the Merger and the related issuance of $100 million in subordinated notes ("Notes").

     The following Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997 is based on the historical consolidated statements of financial condition of Bay View and AFEH giving effect to the accounting for the Merger using the purchase method of accounting and assuming the Merger was consummated and the Notes were issued as of the Balance Sheet date.

     The following Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 is based on the historical consolidated statements of operations of Bay View and AFEH for the year ended December 31, 1997, giving effect to the accounting for the Merger using the purchase method of accounting and assuming the Merger was consummated and the Notes were issued as of January 1, 1997.

     The Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations should be read in conjunction with the audited consolidated financial statements and the accompanying notes contained in the Bay View 1997 Form 10-K, and the audited consolidated financial statements of AFEH included herein as Exhibit 99.1.

     As noted above, the Merger was accounted for using the purchase method of accounting. The resulting goodwill represents the excess of the acquisition cost over the fair value of assets acquired and liabilities assumed. The amount of goodwill recorded as of the Merger date was approximately $114 million, including approximately $12 million in core deposit intangibles. No assurance can be given that the final goodwill amount will not be more or less than the current amount reflected in the pro forma financial statements.

     The Unaudited Pro Forma Condensed Combined Financial Information is presented for informational purposes and does not purport to be indicative of the actual results of operations or financial condition that would have been achieved had the Merger and the issuance of the Notes in fact occurred on the date indicated, nor does it purport to be indicative of the combined results of operations or financial condition that may be achieved in the future.

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

            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
    BAY VIEW CAPITAL CORPORATION AND AMERICA FIRST EUREKA HOLDINGS, INC.
                            AT DECEMBER 31, 1997
                           (Dollars in Thousands)


                                                                                        Pro Forma       Pro Forma
                                                         Bay View          AFEH        Adjustments      Combined       Notes
                                                         --------          ----        -----------      ---------      -----
Assets:
Cash and cash equivalents                               $  231,822      $  176,585      $(133,748)      $  274,659      (1)
Loans receivable held-for-sale                                  -            1,347             -             1,347
Securities available-for-sale                                                                  -                -
 Investment securities                                       5,639              -              -             5,639
 Mortgage-backed securities                                 54,402          39,922             -            94,324
Securities held-to-maturity                                                                    -                -
 Investment securities                                       5,000              -              -             5,000
 Mortgage-backed securities                                415,859         454,273           (612)         869,520      (2)
Loans receivable held-for-investment, net                2,373,113       1,526,137          2,177        3,901,427      (2)
Investment in stock of the FHLB of San Francisco            61,012          20,563             -            81,575
Real estate owned, net                                       4,146             470             -             4,616
Premises and equipment, net                                 16,164           8,881         (4,988)          20,057      (2)
Intangible assets                                           29,507           1,693        112,770          143,970      (3)
Other assets                                                49,812          57,382         38,595          145,789      (4)
                                                        ----------      ----------      ---------       ----------
   Total assets                                         $3,246,476      $2,287,253      $  14,194       $5,547,923
                                                        ==========      ==========      =========       ==========

Liabilities and Stockholders' Equity:

Customer deposits                                       $1,677,135      $2,012,643      $      -        $3,689,778
Advances from the FHLB of San Francisco                  1,110,270          56,000             -         1,166,270
Securities sold under agreements to repurchase              90,134              -              -            90,134
Subordinated notes, net                                     99,372              -              -            99,372
Senior debentures                                           50,000              -              -            50,000
Other borrowings                                             6,200              -              -             6,200
Other liabilities                                           39,738          23,315           (511)          62,542      (5)
                                                        ----------      ----------      ---------       ----------
   Total liabilities                                     3,072,849       2,091,958           (511)       5,164,296

Redeemable preferred stock                                      -           10,000        (10,000)              -       (1)

Stockholders' equity                                       173,627         185,295         24,705          383,627      (6)
                                                        ----------      ----------      ---------       ----------
                                                        $3,246,476      $2,287,253      $  14,194       $5,547,923
                                                        ==========      ==========      =========       ==========


 See "Notes to Unaudited Pro Forma Condensed Combined Financial Information."


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


        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS BAY VIEW CAPITAL CORPORATION AND AMERICA FIRST EUREKA HOLDINGS, INC.
                         YEAR ENDED DECEMBER 31, 1997
               (Dollars in Thousands, Except Per Share Amounts)


                                                                                        Pro Forma       Pro Forma
                                                         Bay View          AFEH        Adjustments      Combined       Notes
                                                         --------          ----        -----------      ---------      -----
Interest Income:
 Interest on loans receivable                           197,898         112,091             667         310,656         (7)
 Interest on mortgage-backed securities                  34,317          41,176                          75,493
 Interest and dividends on investments                   10,029           4,322                          14,351
                                                        -------         -------         -------         -------
                                                        242,244         157,589             667         400,500

Interest Expense:
 Interest on customer deposits                           76,484          90,145                         166,629
 Interest on senior debentures and notes                  7,716              -            6,367          14,083         (8)
 Interest on borrowings                                  70,708           6,559                          77,267
                                                        -------         -------         -------         -------
                                                        154,908          96,704           6,367         257,979

   Net interest income                                   87,336          60,885          (5,700)        142,521

Provision for losses on loans                             1,952           4,756                           6,708
                                                        -------         -------         -------         -------

   Net interest income after provision for
    losses on loans                                      85,384          56,129          (5,700)        135,813

Noninterest Income:
 Loan fees and charges                                    5,679           1,144                           6,823
 Gain on sale of loans and securities                       925             333                           1,258
 Other                                                    6,151          10,092                          16,243
                                                        -------         -------         -------         -------
                                                         12,755          11,569                          24,324
Noninterest Expense:
 General and administrative                              71,913          45,220            (669)        116,464         (9)
 SAIF recapitalization assessment                            -               -                               -
 Real estate owned                                       (1,128)             25                          (1,103)
 Amortization of intangibles                              4,088           1,158           6,026          11,272        (10)
                                                        -------         -------         -------         -------
                                                         74,873          46,403           5,357         126,633

   Income before income tax expense                      23,266          21,295         (11,057)         33,504

Income tax expense                                        9,245           1,280           5,169          15,694        (11)
                                                        -------         -------         -------         -------
   Net income                                            14,021          20,015         (16,226)         17,810        (12)
                                                        =======         =======         =======         =======

Earnings per diluted share                                 1.06                                            0.84        (12)
                                                        =======                                         =======

Average diluted shares outstanding                       13,203                                          21,280        (13)
                                                        =======                                         =======


See "Notes to Unaudited Pro Forma Condensed Combined Financial Information."


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

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     1. These adjustments reflect (i) redemption of the $10 million of preferred stock of EurekaBank held by the FDIC (ii) $90 million of cash consideration paid in connection with the Merger and (iii) payments of severance and other amounts due in accordance with the Merger.

     2. These adjustments represent fair value assessments including the write-down and write-off of certain premises and equipment.

     3. This adjustment represents the current estimate of the excess of the acquisition cost over the fair value of assets acquired and liabilities assumed (i.e., goodwill) net of the AFEH pre-acquisition goodwill written-off as of December 31, 1997. Goodwill is being amortized on a straight-line basis over a period of 20 years. The $102 million in goodwill arising from the Merger was based on the fair values of the assets acquired and liabilities assumed on the date the Merger was consummated. This goodwill amount excludes the allocation of $12 million of the purchase price to the core deposit intangibles which are expected to be amortized over 10 years.

     4. As of December 31, 1997, AFEH maintained a valuation allowance for deferred tax assets. The pro forma adjustment for deferred tax assets is based on a revaluation of the expected realizability of the estimated benefits from tax loss carryforwards based on the operating results of the combined companies resulting from the Merger. The adjustment also includes net tax receivables related to purchase method accounting adjustments, deferred taxes related to core deposit intangibles and certain fair value assessments related to prepaid assets.

     5. This adjustment represents the settlement of obligations under existing contracts, offset by accruals for direct acquisition costs, accruals for certain estimated expenses associated with branch closings, and for severance pay related to involuntary terminations in connection with the Merger.

     6. This adjustment represents the issuance of $210 million of Bay View common stock to America First Financial Fund 1987 - A Limited Partnership (the "Partnership"), the sole shareholder of AFEH, offset by the elimination of AFEH's shareholder's equity for consolidation purposes.

     7. This adjustment represents the reduction of interest expense related to interest rate exchange contracts terminated upon consummation of the Merger. This expense was originally classified as an offset to interest on loans receivable.

     8. This adjustment represents interest expense on the Notes (all-in cost is approximately 9.62% per annum) assuming the Notes were issued January 1, 1997.

     9. This adjustment represents the reduction of depreciation expense related to the write-down and write-off of certain premises and equipment. As there can be no assurance that any cost savings will be realized in connection with the Merger, no adjustments have been made to general and administrative expenses for expected annualized cost savings which Bay View believes will be derived primarily from the elimination of duplicative administrative functions, consolidation of loan servicing functions and the cessation of EurekaBank's residential loan origination activities.

    10. This adjustment represents the amortization of Merger-related goodwill offset in part by the reversal of the amortization of pre-acquisition AFEH goodwill. This adjustment also includes the amortization of Merger-related core deposit intangibles. See Note 3 above.

    11. This adjustment represents the reversal of tax benefits recognized by AFEH associated with tax loss carryforwards partially offset by the tax benefit related to the interest expense on the Notes.

    12. The net income and earnings per diluted share reflected herein do not purport to be indicative of actual results that would have been achieved had the Merger been consummated and the Notes been issued on the dates indicated nor do they purport to be indicative of the combined results of operations that may be achieved in the future. No adjustments have been made to general and administrative expenses for expected cost savings as described in Note 9 above. In addition, no adjustments have been made for Merger-related costs of $46.5 million incurred and recognized by AFEH upon consummation of the Merger.

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


    13. The number of shares of Bay View common stock issued to the Partnership was calculated based on the total Merger-related stock consideration of $210 million divided by a stock price of $26.00 per share.

                                       5